UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  December 15, 2014

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Amendment to Conversion Agreement with James L. Davis and Michael J. Hanson

On December 16, 2014, the Company entered into an Amendment to Conversion Agreement, by and among the Company, Michael Hanson ("Hanson") and James L. Davis ("Davis"), amending the terms of the Conversion Agreement, effective June 17, 2014, by and among the Company, Hanson and Davis.  The amendment clarifies the number of warrants to be received by Hanson and Davis as part of converting debt as outlined in the Conversion Agreement upon the successful completion of the Company's initial public offering (IPO).  Specifically, (i) Hanson received warrants to purchase 438,161 shares of common stock and (ii) Davis received warrants to purchase 591,432 shares of common stock, which in each case equals 100% of the number of shares of common stock received by Hanson and Davis under the Conversion Agreement.  The amendment also reflects that the warrants have an exercise price of $2.00 per share and a five-year term.

Amendment to Term Note

On December 16, 2014, the Company entered into an Amendment to Term Note with The Margaret De Jonge Trust (the "Lender") whereby the Lender agreed to modify the repayment terms of the Term Note, effective December 14, 2012, to the following:

$50,000 due on December 31, 2014;

$50,000 due on January 31, 2015;

$50,000 due on February 28th, 2015;

$50,000 due on March 31, 2015;

The remaining balance of accrued, unpaid interest and principal due on April 30th, 2015

All other terms of the Term Note remain unchanged.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In December of 2014, the Board of Directors reviewed the Company's existing equity incentives provided to the executive management team following the Company’s IPO completed in July 2014.  The Board of Directors compared the Company's equity incentive awards with companies of similar size in the same or similar industries, as well as the price of the Company's common stock in the IPO and subsequent trading prices in the OTC market.  Based on this review and analysis, the Board of Directors determined that certain of the Company's current equity incentives were insufficient to provide competitive incentives to the Company's officers and Directors.  The Board of Directors therefore approved the following option repricing and option grants in order to provide competitive incentive plans for the Company's Officers and Directors:

Repricing of Options

On December 15, 2014, the Board of Directors acted to reprice certain options that had previously been granted to certain Executive Officers and Directors of the Company. The options, all of which had been previously issued outside of the Company's 2014 Stock Incentive Plan (the “Plan”), were repriced to reflect a new option exercise price of $1.50 per share. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing.

The repriced options had originally been issued with an option exercise price of $4.00 per share.  The persons receiving the repriced options and the number of repriced options held by each such person are set forth below:

Number of Options Repriced
Executives:
Jeffrey C. Mack, Chief Executive Officer and President, Chairman of the Board	187,500
Darin McAreavey, Chief Financial Officer and Executive Vice President	110,000
Lawrence C. Blaney, Executive Vice President, Sales	57,500
Christopher F. Ebbert, Executive Vice President and Chief Information Officer	40,000
Directors:
Michael J. Hanson	30,000
James L. Davis	30,000
Total:	455,000

Option Grants to Directors and Executive Officers

On December 15, 2014, the Board of Directors approved a grant of stock options made outside of the Plan to the persons and in the amounts set forth below:

Number of Options Granted
Executives:
Jeffrey C. Mack, Chief Executive Officer and President, Chairman of the Board	572,500
Darin McAreavey, Chief Financial Officer and Executive Vice President	170,000
Lawrence C. Blaney, Executive Vice President, Sales	222,500
Christopher F. Ebbert, Executive Vice President and Chief Information Officer	240,000
Directors:
Michael J. Hanson	40,000
James L. Davis	40,000
Total:	1,285,000

The options (i) have an exercise price of $1.50 per share, (ii) vest 50% on the date of grant and 50% on the one year anniversary of the grant date, (iii) have a 5 year term and (iv) are otherwise subject to the other terms and conditions set forth in the form of Option Agreement attached hereto as Exhibit 99.1.

Exhibit	Description

10.1	Amendment to Conversion Agreement, effective December 15, 2014, by and among the Company, James L. Davis and Michael J. Hanson (filed herewith).

10.2	Term Note, effective December 14, 2012, made by The Margaret De Jonge Trust in favor of the Company (filed herewith).

10.3	Amendment to Term Note, effective December 16, 2014, by and between the Company and The Margaret De Jonge Trust (filed herewith).

99.1	Form of Option Agreement (Directors) (filed herewith).

99.2	Form of Option Agreement (Employees) (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.: (Registrant)

By:	/s/ Darin P. McAreavey
Darin P. McAreavey Executive Vice President and Chief Financial Officer

Dated: December 19, 2014